Exhibit 3.68

Delaware
The First State
     I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “CADBURY SCHWEPPES SBS, INC.”, CHANGING ITS NAME FROM “CADBURY SCHWEPPES SBS, INC.” TO “DPS BUSINESS SERVICES, INC.”, FILED IN THIS OFFICE ON THE EIGHTH DAY OF MAY, A.D. 2008, AT 11: 45 O’CLOCK A.M.
     A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

/s/ Harriet Smith Windsor Harriet Smith Windsor, Secretary of State
2462308 8100	AUTHENTICATION: 6577669

080519289	DATE: 05-08-08
You may verify this certificate online
at corp.delaware.gov/authver.shtml

State of Delaware
Secretary of State
Division of Corporations
Delivered 12:55 PM 05/08/2008
FILED 11:45 AM 05/08/2008
SRV 080519289 – 2462308 FILE
CERTIFICATE OF AMENDMENT
OF
AMENDED & RESTATED
CERTIFICATE OF INCORPORATION
*****
     CADBURY SCHWEPPES SBS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,
          DOES HEREBY CERTIFY:
     FIRST: That the Board of Directors of said corporation, in lieu of a meeting and by unanimous written consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:
RESOLVED, that the Amended & Restated Certificate of Incorporation of CADBURY SCWEPPES SBS, INC. be amended by changing the First Article thereof so that, as amended, said Article shall be and read as follows:
“The name of the Corporation is DPS Business Services, Inc.”
     SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.
     THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.
     FOURTH: That this Certificate of Amendment of the Certificate of Incorporation shall be effective on May 8, 2008.
     IN WITNESS WHEREOF, said corporation has caused this certificate to be signed by James L. Baldwin, its Executive Vice President and Secretary this 18th day of April, 2008.

By	/s/ James L. Baldwin James L. Baldwin
Executive Vice President & Secretary